UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  June 25, 2012

DLH Holdings Corp.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-18492

New Jersey	22-1899798
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1776 Peachtree Street, N.W.

Atlanta, GA 30309

(Address and zip code of principal executive offices)

(866) 952-1647

(Registrant’s telephone number, including area code)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 25, 2012, DLH Holdings Corp., formerly TeamStaff, Inc. (the “Company”), appointed Kathryn M. JohnBull as its new Chief Financial Officer and Treasurer, effective immediately. The Company entered into an employment agreement, dated June 25, 2012, with Ms. JohnBull, the terms and conditions of which are described in Item 5.02 of this Current Report on Form 8-.K

Item 1.02	Termination of a Material Definitive Agreement.

As described in Item 5.02 of this Current Report, the Company’s employment of Mr. John E. Kahn, its former Chief Financial Officer ceased on June 25, 2012 and his employment agreement dated September 22, 2010 was deemed terminated as of such date. To the extent required by Item 1.02 of Form 8-K, the information contained or incorporated by reference in Item 5.02 of this Current Report on Form 8-K regarding Mr. Kahn is incorporated by reference in this Item 1.02.

Item 3.02	Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of the Current Report on Form 8-K, the information required to be disclosed in this Item 3.02 concerning the grant of stock options to Kathryn M. JohnBull is incorporated herein by reference from Item 5.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On June 25, 2012, the Company’s employment of John E. Kahn, who had served as the Company’s Chief Financial Officer, terminated effective immediately. As of the date of this report, no new compensatory or severance arrangements have been entered into in connection with Mr. Kahn’s termination. Should any such arrangements be entered into in the future, the material terms of such arrangements will be disclosed in a subsequent filing.

(c)

On June 25, 2012, the Company appointed Kathryn M. JohnBull as its new Chief Financial Officer, effective immediately. There are no family relationships between Ms. JohnBull and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. No information is required to be disclosed with respect to Ms. JohnBull pursuant to Item 404(a) of Regulation S-K other than with respect to her employment agreement with the Company, which is summarized below.

Biographical Information.

Kathryn M. JohnBull was named Chief Financial Officer on June 25, 2012. From January 2008 to June 2012, Ms. JohnBull served in a number of executive capacities with QinetiQ North America, a wholly-owned subsidiary of QinetiQ Group, PLC, a publicly-traded, U.K. — based provider of defense, technology and security services and solutions. QinetiQ North America provides services and technology solutions to U.S. government and commercial customers in the defense, homeland security and information assurance sectors. With QinetiQ North America, Ms. JohnBull served as the Senior Vice President/Chief Financial Officer of its Mission Solutions Group from January 2008 to February 2011 and thereafter as the Senior Vice President — Finance for QinetiQ North America’s overall corporate operations. From August 2002 to December 2007, Ms. JohnBull served as the Operations Segment Chief Financial Officer of Maximus, Inc., a publicly-traded provider of business process outsourcing, consulting and systems solutions and from September 2000 to August 2002, was the Chief Financial Officer of 2nd Century, a provider of communications and technology services to small and medium-sized businesses. Previously, Ms. John Bull was employed in tax and accounting capacities with United Defense, BDM International, Inc. and Arthur Andersen & Company. Ms. JohnBull received a Bachelor of Business Administration, summa cum laude, from the University of Tulsa and is 53 years old.

Employment Agreement

On June 25, 2012, the Company entered into an employment agreement with Ms. JohnBull, the terms of which are summarized below. The following description of the employment agreement is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

•    The employment agreement is for an initial term of three years from its commencement date of June 25, 2012. Under the employment agreement, Ms. JohnBull will receive a base salary of $225,000 per annum. Ms. JohnBull may receive bonuses in accordance with the following parameters: (i) an annual bonus of up to 50% of base salary based on performance targets and other key objectives established by the Management Resources and Compensation Committee of the board of directors; (ii) of the annual bonus for her initial year of employment, an amount of $31,000 is guaranteed; and (iii) target bonus will be adjusted by 2% of base salary for every 1% of variance between targets and actual results and no bonus will be awarded if results are less than 90% of target and no bonus will exceed 70% of base salary.

•    The Company granted Ms. JohnBull options to purchase 250,000 shares of common stock under the Company’s 2006 Long Term Incentive Plan, as amended (the “2006 Plan”). The options vest as follows: 50,000 options vest immediately; 66,667 options shall vest if the closing price of the Company’s common stock equals or exceeds $3.00 per share for ten consecutive trading days; an additional 66,667 options shall vest if the closing price of the Company’s common stock equals or exceeds $5.00 per share for ten consecutive trading days; and an additional 66,666 options shall vest if the closing price of the Company’s common stock equals or exceeds $7.00 per share for ten consecutive trading days. The options, to the extent vested, shall be exercisable for a period of ten years at the per share exercise price equal to the fair market value of the Company’s common stock on the commencement date of her employment, as determined in accordance with the 2006 Plan. In the event of the termination of her employment, the options will, to the extent vested, remain exercisable in accordance with the terms of the 2006 Plan.

•    In the event of the termination of employment by us without “cause” or by Ms. JohnBull for “good reason”, she would be entitled to: (a) a severance payment of 12 months of base salary; (b) continued participation in our health and welfare plans for a period not to exceed 12 months from the termination date; and (c) all compensation accrued but not paid as of the termination date. In the event of the termination of her employment due to disability or death, Ms. JohnBull or her estate, as the case may be, would be entitled to receive all compensation accrued but not paid as of the termination date and continued participation in our health and welfare plans for a period not to exceed 12 months from the termination date. If Ms. JohnBull’s employment is terminated by us for “cause” or by her without “good reason,” she is not entitled to any additional compensation or benefits other than her accrued and unpaid compensation. Upon termination of her employment on or after the expiration date, other than for cause, Ms. JohnBull will be entitled to the severance payment.

•    Ms. JohnBull will receive the following in the event that her employment is terminated in connection with a change of control of the Company: (i) accrued compensation; (ii) continuation benefits; and (iii) a lump sum payment equal to 100% of her base salary in lieu of a severance payment. If the payments due in the event of a change in control would constitute an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), the aggregate of such credits or payments under the employment agreement and other agreements shall be reduced to the largest amount as will result in no portion of such aggregate payments being subject to the excise tax imposed by Section 4999 of the Code.

•    Pursuant to the employment agreement, Ms. JohnBull is subject to customary confidentiality and non-compete obligations that survive the termination of such agreement.

Item 8.01	Other Events.

On June 27, 2012, the Company issued a press release regarding the matters described in this Current Report on Form 8-K, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

	Exhibit Number	Exhibit Title or Description

(d)	10.1	Employment Agreement with Kathryn M. JohnBull.

	99.1	Press Release of DLH Holdings Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DLH Holdings Corp.

	By:	/s/ Zachary C. Parker
	Name:	Zachary C. Parker
	Title:	Chief Executive Officer
Date: June 29, 2012

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement with Kathryn M. JohnBull

99.1	Press Release of DLH Holdings Corp.